EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 17th day of September, 2003, by and between Classic Bancshares, Inc. (the "Company") and David B. Barbour (the "Employee").

            WHEREAS, the Employee is currently serving as the President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Classic Bank (the "Bank"); and

            WHEREAS, the Employee has an existing employment agreement with the Company, dated as of July 25, 2000 (the "Prior Employment Agreement"), which the Employee is willing to terminate in consideration of this Agreement becoming effective; and

            WHEREAS, the board of directors of the Company (the "Board of Directors") believes it is in the best interests of the Company and its subsidiaries to enter into this Agreement with the Employee in order to assure continuity of management and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the event of a change in control of the Company or the Bank, although no such change is now contemplated; and

            WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

            NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

            1. Definitions.

                        (a) The term "Change in Control" means the occurrence of any one of the following events: (1) an event of a nature that results in an acquisition of control of the Company or the Bank within the meaning of the Bank Holding Company Act or the Change in Bank Control Act and applicable regulations thereunder (or any successor statute or regulation); (2) an event with respect to the Company that would be required to be reported in response to Item 1 of the Current Report on Form 8_K, as in effect on the date of this Agreement, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d_3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 20% or more of the combined voting power of the Company's or the Bank's outstanding securities; (4) individuals who are members of the Board of Directors of the Company as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED THAT any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three_quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under the Incumbent Board, shall be considered a member of

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the Incumbent Board; (5) consummation of a reorganization, merger, consolidation or similar transaction in which the Company is not the resulting entity; (6) consummation of a reorganization, merger, consolidation or similar transaction in which the Company is the resulting entity and at the completion of which the stockholders of the Company who were stockholders of the Company immediately prior to the transaction hold less than 60% of the outstanding stock of the Company immediately after consummation of the transaction; or (7) a sale of all or substantially all of the assets of the Company or a transaction or related transactions at the conclusion of which all or substantially all of the assets of the Bank (i) are not directly or indirectly held by the Company or (ii) are directly or indirectly held by the Company but the stockholders of the Company immediately prior to the transaction or related transactions hold less than 60% of the outstanding stock of the Company immediately after the transaction or related transactions; PROVIDED THAT the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Company or any of its subsidiaries. In the application of regulations under the Bank Holding Company Act or the Change in Bank Control Act to a determination of a Change in Control under this Agreement, determinations to be made by the applicable federal banking regulator under such regulations shall be made by the Board of Directors.

                        (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting (the "Consolidated Group").

                        (c) The term "Date of Termination" means the date upon which the Employee's employment with the Company or the Bank or both ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement.

                        (d) The term "Effective Date" means September 17, 2003.

                        (e) The term "Involuntarily Termination" means the termination of the employment of Employee (i) by either the Company or the Bank or both without his express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Bank's headquarters as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) the failure of the Board of Directors (or a board of directors of any successor of the Company) to elect him as the President and Chief Executive Officer of the Company (or any successor of the Company) or any action by the Board of Directors (or the board of directors of any successor of the Company) removing him from any of such offices, or the failure of the board of directors of the Bank (or any successor of the Bank) to elect him as Chairman and Chief Executive Officer of the Bank (or any successor of the Bank) or any action by such board

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(or the board of any successor of the Bank) removing him from any of such offices. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to death or permanent disability or suspension or temporary or permanent prohibition from participation in the conduct of the affairs of a depository institution under Section 8 of the Federal Deposit Insurance Act.

                        (f) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with either the Company or the Bank, as the case may be, because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (excluding violations which do not have a material adverse effect on the Company or the Bank) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

            2. Term; Termination of Prior Employment Agreement. The term of this Agreement shall be a period of five years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first day following of the Effective Date, and on each day thereafter, the term of this Agreement shall be extended for a period of one day in addition to the then-remaining term, PROVIDED THAT the Company has not given notice to the Employee in writing in connection with an annual performance review occurring within 60 days of the end of the Company's fiscal year that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. The Prior Agreement shall terminate immediately prior to the Effective Date.

            3. Employment. The Employee is employed as the President and Chief Executive Officer of the Company and as the Chairman and Chief Executive Officer of the Bank. As such, the Employee shall render such administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties as the Board of Directors or the board of directors of the Bank may prescribe from time to time. The Employee shall also render services to any subsidiary or subsidiaries of the Company or the Bank as requested by the Company or the Bank from time to time consistent with his executive position. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Company and the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on corporate or charitable boards or committees and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

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            4. Cash Compensation.

                        (a) Salary. The Company agrees to pay the Employee during the term of this Agreement a base salary (the "Company Salary") the annualized amount of which shall be not less than the annualized aggregate amount of the Employee's base salary from the Company and any Consolidated Subsidiaries in effect at the Effective Date, PROVIDED THAT any amounts of salary actually paid to the Employee by any Consolidated Subsidiaries shall reduce the amount to be paid by the Company to the Employee. The Company Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding. The amount of the Employee's Company Salary shall be increased (but shall not be decreased) from time to time by the Board of Directors or the board of directors of any of the Consolidated Subsidiaries after the Effective Date.

                        (b) Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Company and by the board of directors of the Bank for executive officers of the Bank. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared.

                        (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and the Bank, PROVIDED THAT the Employee accounts for such expenses as required under such policies and procedures.

            5.  Benefits.

                        (a) Participation in Benefit Plans. The Employee shall be entitled to participate, to the same extent as executive officers of the Company and the Bank generally, in all plans of the Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Company's or the Bank's executive officers are eligible or become eligible to participate.

                        (b) Health Benefits. The Employee shall be entitled, for the benefit of himself and his spouse, to the same group hospitalization, medical, dental, prescription drug and other health benefits as are available to executive officers of the Company and/or the Bank generally on terms as favorable to him, including amounts of coverage and deductibles and other costs to him, as apply to executive offices of the Company and/or the Bank generally, PROVIDED THAT when the Employee or his spouse is eligible for Medicare coverage, his or her coverage under this Section 5(b) shall be secondary to Medicare coverage (the "Health Benefits") and provided further that the continued Health Benefits under this Agreement shall be in addition to, and not in lieu of, any COBRA continuation rights the Employee may have under Section 4980B of the Code.

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                        (c) Automobile. The Employee shall be entitled to the
use of a Company automobile on substantially the same terms as applied prior to the execution of this Agreement. The automobile shall be not more than three years old and the value of the automobile, when new, shall be not less than the value of his current company automobile (adjusted from time to time for inflation).

                        (d) Club Dues. The Company shall pay club dues including at least the minimum monthly food and beverage charges for the Employee at Bellefonte Country Club, Bellefonte, Kentucky.

                        (e) Other Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Company's or the Bank's executive officers.

            6. Vacations; Leave. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Board of Directors and the board of directors of the Bank for executive officers of the Company and the Bank, and to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

            7. Termination of Employment.

                        (a) Involuntary Termination. In the event of the Involuntary Termination of the Employee, if the Employee has offered to continue to provide services as contemplated by this Agreement, and such offer has been declined, then, subject to Section 7(b) of this Agreement, the Company shall, as liquidated damages:

                                    (i) during the remaining term of this
Agreement following the Date of Termination (the "Remaining Term"), (A) pay to the Employee in cash monthly one-twelfth of the Company Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the Employee, based on the average amounts of such compensation earned by the Employee for the two full fiscal years preceding the Date of Termination, PROVIDED THAT such payments shall be reduced by the amounts of cash compensation, if any, actually paid to the Employee by the Consolidated Subsidiaries for such period; and (B) continue to provide the benefits described in Section 5(c) and Section 5(d) of this Agreement;

                                    (ii) within 30 days following the date on
which the term of this Agreement expires (the "Expiration Date"), pay to the Employee in a lump sum in cash an amount equal to the excess of (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans covering executive officers of the Company or the Bank or under which he was covered on the Effective Date as if he were 100% vested thereunder, had continued to be employed by the Company and the Bank during the Remaining Term and had received as covered compensation during such period the amounts payable to him under
Section 7(a)(i) hereof, over (B) the present value of the benefits to which he is actually entitled under such plans as of the Expiration Date;

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                                    (iii) within 30 days following the
Expiration Date, pay to the Employee in a lump sum in cash an amount equal to the present value of the employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by or covering executive officers of the Company or the Bank or under which he was covered on the Effective Date as if he were 100% vested thereunder, had continued to be employed by the Company and the Bank during the Remaining Term and had received as covered compensation during such period the amounts payable to him under Section 7(a)(i) hereof and assuming that he had made during such period the maximum amount of employee contributions, if any, required or permitted under such plans for an individual receiving such covered compensation;

                                    (iv) during the Remaining Term, the Company
shall provide the Health Benefits and the benefits described under Sections 5(c), (d) and (e) to the Employee on the same terms as if he had continued to be employed under this Agreement; and

                                    (v) following the expiration of the
Remaining Term, the Company shall make the Health Benefits available to the Employee on the same terms as if he had continued to be employed under the Agreement, PROVIDED THAT the Employee reimburses the Company for the amount the Company pays to third parties that is attributable to the Health Benefits for the Employee and his spouse.

            For purposes of this Section 7, present value shall be determined by using the UP-1984 mortality table and the same discount rate as would apply to a determination of present value under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

                        (b) Reduction of the Company's Obligations Under Section 7(a)(i).

                                    (i) The Company's obligations under Section
7(a)(i) hereof (A) to pay cash compensation shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Company (or its successors) or the Consolidated Subsidiaries during the Remaining Term; and (B) to provide benefits described in Section 5(c), Section 5(d) and Section 5(e) shall be suspended during such time, if any, that an employer other than the Company or its successors or the Consolidated Subsidiaries provides comparable benefits during the Remaining Term. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

                                    (ii) The Employee agrees that in the event
he becomes entitled to liquidated damages pursuant to Section
7(a), throughout the Remaining Term, he shall promptly inform the Company of the nature and amounts of cash income and benefits comparable to those described in Sections 5(c), (d) and (e) which he earns from providing services other than to the Company (or its successors) or the Consolidated Subsidiaries, and the nature of benefits he receives from another employer that are similar to the Health Benefits, and shall provide such documentation of such cash income and benefits as the Company may reasonably request. In the event of changes to such cash income and benefits from time to time, the Employee shall inform the Company of such changes,

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in each case within 30 days after the change occurs, and shall provide such documentation concerning the change as the Company may request.

                                    (iii) To the extent, if any, that the
Employee receives from another employer following Involuntary
Termination benefits substantially similar to the Health Benefits on terms substantially as favorable to him as the Health Benefits, the Company's obligation to provide the Health Benefits under Section 7(a) shall be reduced so long as the Employee receives such substantially similar benefits on such terms from another employer.

                        (c) Change in Control. If, in connection with or within 18 months following a Change in Control, the Employee experiences Involuntary Termination, the Company shall pay to the Employee within 30 days following the Date of Termination, in a lump sum in cash, an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Code, and such payment shall be in addition to any payments and benefits to which the Employee is entitled under Section 7(a) hereof.

                        (d)  Excise Tax Indemnification.

                                    (i) In the event that any payments or
benefits provided or to be provided to the Employee pursuant to this Agreement, in combination with payments or benefits, if any, from other plans or arrangements maintained by the Company or any of the Consolidated Subsidiaries, constitute "excess parachute payments" under Section 280G of the Code, and are subject to excise tax under Section 4999 of the Code, the Company shall pay to Employee in cash an additional amount equal to the amount of the Gross Up Payment as defined below. The "Gross Up Payment" shall be the amount needed to ensure that the amount of such payments and the value of such benefits received by Employee (net of such excise tax and any federal, state and local tax on the Company's payment to him to offset such excise tax) equals the amount of such payments and value of such benefits as he would receive in the absence of such excise tax and any federal, state and local tax on the Company's payment to him to offset such excise tax. The Company shall pay the Gross Up Payment within 30 days after the Date of Termination, subject to Section 7(d)(v).

                                    (ii) For purposes of determining the amount
of the Gross Up Payment, the value of any non-cash benefits and deferred payments or benefits shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

                                    (iii) In the event that, within 12 months
after the Gross Up Payment is made, the amount of the excise tax described in Section 7(d)(i) hereof is determined to be less than the amount calculated in the determination of the actual Gross Up Payment made by the Company, Employee shall repay to the Company, at the time that such reduction in the amount of excise tax is finally determined, the portion of the Gross Up Payment attributable to such reduction, plus interest on the amount of such repayment at the applicable federal rate under Section 1274 of the Code from the date of the Gross Up Payment to the date of the repayment. The amount of the reduction of the Gross Up Payment shall reflect any subsequent reduction in excise taxes resulting from such repayment.

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                                    (iv) In the event that, after the Gross Up
Payment is made, the amount of the excise tax described in
Section 7(d)(i) hereof is determined to exceed the amount anticipated at the time the Gross Up Payment was made, the Company shall pay to the Employee, in immediately available funds, at the time that such additional amount of excise tax is determined, an additional payment ("Additional Gross Up Payment") equal to such additional amount of excise tax and any federal, state and local taxes thereon, plus all interest and penalties, if any, owed by the Employee with respect to such additional amount of excise and other tax.

                                    (v) The Company shall have the right to
challenge, on Employee's behalf, any excise tax assessment against him as to which Employee is entitled to (or would be entitled if such assessment is finally determined to be proper) a Gross Up Payment or Additional Gross Up Payment, PROVIDED THAT all costs and expenses incurred in such a challenge shall be borne by the Company and the Company shall indemnify the Employee and hold him harmless, on an after-tax basis, from any excise or other tax (including interest and penalties with respect thereto) imposed as a result of such payment of costs and expenses by the Company.

                        (e) Termination for Cause. In the event of Termination for Cause, the Company shall pay the Employee his Company Salary through the Date of Termination and the Company and its subsidiaries shall have no further obligation to the Employee under this Agreement after the Date of Termination.

                        (f) Voluntary Termination. The Employee may terminate his employment at any time by a notice pursuant to Section 8 of this Agreement. If the Employee terminates his employment other than by reason of an Involuntary Termination under Section 1(e)(ii) of this Agreement, such termination of employment shall constitute a "Voluntary Termination" and the Company shall be obligated to the Employee for the amount of his Company Salary and benefits only through the Date of Termination, at the time such payments are due, and shall have no further obligation to the Employee under this Agreement except pursuant to Section 5(b) hereof.

                        (g) Death. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment,
(i) the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Company Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died and (ii) the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the amounts of any benefits or awards which, pursuant to the terms of any applicable plan or plans, were earned with respect to the fiscal year in which the Employee died and which the Employee would have been entitled to receive if he had continued to be employed, and the amount of any bonus or incentive compensation for such fiscal year which the Employee would have been entitled to receive if he had continued to be employed, pro-rated in accordance with the portion of the fiscal year prior to his death; PROVIDED THAT such amounts shall be payable when and as ordinarily payable under the applicable plans.

                        (h) Disability. If the Employee becomes disabled as defined in the then current disability plan of the Company or the Bank, or if the Employee is otherwise unable due to disability to serve in his present capacity, the Employee shall be entitled to receive the group and other

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disability income benefits, if any, of the type then provided by the Company and the Bank for executive officers (the "Disability Benefits"). In the event of such disability, this Agreement shall not be suspended. However, the Company shall be obligated to pay the Employee compensation pursuant to Sections 4(a) and (b) hereof only to the extent that such compensation, at the rate then in effect and in the absence of such disability, would exceed the Disability Benefits he receives. In addition, the Company shall have the right, upon resolution of the Board of Directors, to discontinue paying cash compensation pursuant to Sections 4(a) and (b) beginning six months following a determination that Employee qualifies for benefits under this Section 7(h).

            8. Notice of Termination. In the event that the Company or the Bank, or both, desire to terminate the employment of the Employee during the term of this Agreement, the Company or the Bank, or both, shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 60 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Company stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Company, stating the date upon which employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the Company and the Employee agree to a date sooner.

            9. Attorneys Fees. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company (or its successors) or the Consolidated Subsidiaries under which the Employee is or may be entitled to receive benefits; PROVIDED THAT the Company's obligation to pay such fees and expenses is subject to (i) with respect to actions initiated by the Employee, the Employee's prevailing on the matters in dispute and (ii) with respect to any action initiated by the Company or the Bank, the Employee's prevailing on the matters in dispute or having been determined to have acted reasonably and in good faith.

            10. No Assignments.

                        (a) This Agreement is personal to the parties hereto, and no party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party, PROVIDED, HOWEVER, THAT the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to, among other things, compensation

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and benefits from the Company in the same amount and on the same terms as provided in Section 7 hereof in the event of Involuntary Termination in connection with a Change in Control. For purposes of implementing the provisions of this Section 10(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                        (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company.

            12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

            13. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

            14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

            15. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky.

            16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                              CLASSIC BANCSHARES, INC.

                                     /s/ C. Cyrus Reynolds
------------------------             -------------------------------
Dena Newsome                         By: C. Cyrus Reynold
Secretary                            Its: Chairman



                                     EMPLOYEE

                                     -------------------------------
                                     David B. Barbour



















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